Exhibit 10.7

ALLIED NEVADA GOLD CORP.

(the “Corporation”)

DEFERRED PHANTOM UNITS

NOTICE OF GRANT

To:
Date:

This notice is to evidence that you have been granted [            ] Deferred Phantom Units as of the date indicated above.

This notice serves as a DPU Grant Letter under section 3.03 of the Corporation’s Deferred Phantom Unit Plan, a copy of which has been provided to you.

Our records indicate the following balances of DPU’s that have been issued to you pursuant to the Company’s DPU plan:

# of DPU’s
Opening Balance as at [Date]
Granted during the current Quarter

Closing Balance as at [Date]

Allied Nevada Gold Corp. – stock price [Date]	$
Estimated value at [Date]	$

ALLIED NEVADA GOLD CORP.

[Name]
[Title]